UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite

2000 Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2017, Lightbridge Corporation (“Lightbridge”) entered three binding agreements with AREVA NP SAS (“ANP”): the Research and Development Services Agreement (“RDSA”), the Co-Ownership Agreement (“COA”), and the Intellectual Property Annex (“IP Annex”). These agreements govern the joint research and development activities relating to the Lightbridge-designed metallic nuclear fuel and treatment of all related existing and future intellectual property, and these agreements form the foundation for, and are an integral part of, the proposed joint venture arrangement (the “JV”) between the Company and AREVA, Inc., a US wholly-owned subsidiary of ANP. Once the JV has been formed, the JV is expected to join as a party to the RDSA and the COA.

Pursuant to the RDSA, a steering committee consisting of an equal number of members appointed by Lightbridge and by ANP (not fewer than three each) will guide the first joint project between ANP and Lightbridge: a 17x17 fuel assembly. Lightbridge will first appoint the project manager, who will be replaced by the project member appointed by JV once the JV is formed. Each party grants the other party the rights to use its “background” and “foreground” information (each as defined in the RSDA), which includes intellectual property rights, needed to perform the research and development activities. The term of the RDSA is (i) five years and an automatic renewal for an additional five-year term or (ii) February 28, 2018, if the JV has not been formed prior to such date.

Pursuant to the COA, Lightbridge and ANP will co-own (on a 50-50 basis) the foreground information generated by the parties (including the JV, once the JV is formed) within the “domain”, acting through the parties or third-party contractors. The “domain” consists of the technology, manufacturing processes and IP relating to the new fuel developed by the joint venture for the following types of commercial light water reactors and research reactors: (i) pressurized water reactors, excluding water-water energetic reactor (VVER) reactors types, (ii) boiling water reactors, (iii) light water-cooled small and medium size reactors, and (iv) research reactors. The Domain expressly excludes maritime, naval and military applications. Once the JV is formed, the joint owners will grant the JV an exclusive license to the jointly owned foreground information and a non-exclusive license to their respective background information for commercial use of nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed fuel rod based on background information contributed by both joint owners. Such exclusive and non-exclusive licenses to the JV will be granted under royalty-bearing conditions and other conditions to be agreed in separate license agreements. An advisory IP committee to the joint owners comprised of an equal number of representatives from Lightbridge and ANP will make recommendations regarding all matters relating to the co-ownership management of such foreground information. The term of the COA is for thirty years and will be automatically renewed for additional five year terms.

In addition to Lightbridge and ANP, AREVA, Inc. is also a party to the IP Annex, which summarizes the parties’ understanding regarding IP matters based on detailed terms and conditions contained in the RDSA and COA. The IP Annex is a standalone document and will remain in force only during the life of the JV.

The preceding description of the RDSA, COA and IP Annex is only a summary of those agreements and is qualified in its entirety by reference to those agreements, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: November 15, 2017	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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